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                                                                   Exhibit 23.02



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203,
33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694,
33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021,
333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874,
333-64174, 333-81146, 333-102096 and 333-106173, Form S-4 No. 333-46264 and Form
S-3 Nos. 33-82012, 33-63513 and 333-77072) of our report dated April 22, 2002, with respect to the consolidated financial statements and schedule of Symantec Corporation for the year ended March 31, 2002, included in this Annual Report (Form 10-K) for the year ended March 31, 2004.


                                                           /s/ Ernst & Young LLP


San Jose, California
June 10, 2004